Exhibit 3.20

State of Delaware Secretary of State Division of Corporations Delivered 03:44 PM 11/15/2013 FILED 03:25 PM 11/15/2013 SRV 131315495 – 4642700 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

ARROW FIELD SERVICES, LLC

The undersigned, being the Authorized Person of Arrow Field Services, LLC (the “Company”), for the purpose of amending the Company’s Certificate of Formation under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Amendment.

The name of the Company is Arrow Field Services, LLC.

The following paragraph of the Certificate of Formation is hereby amended and restated as follows:

2.	The registered office of the Company in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned, for the purpose of amending the Certificate of Formation of the Company under the Act, has executed this Certificate of Amendment this 14th day of November, 2013.

ARROW FIELD SERVICES, LLC

By:	/s/ Bradley L. Bacon
Bradley L. Bacon, Authorized Person